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                                                                    Exhibit 3.10


                          TRANSCORE CREDIT CORPORATION.

                            (a Delaware corporation)


                                     BYLAWS

                            AS OF SEPTEMBER __, 2002


                                    ARTICLE 1

                                     OFFICES

      SECTION 1.1 REGISTERED OFFICE. The registered office of TransCore Credit Corporation (the "Corporation") in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the resident agent in charge thereof shall be The Corporation Trust Company.

      SECTION 1.2 OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or outside of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                    ARTICLE 2

                            Meetings of Stockholders

      SECTION 2.1 PLACE OF MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place either within or outside of the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

      SECTION 2.2 ANNUAL MEETINGS. (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held at the principal office of the Corporation in the State of Delaware, or such place as shall be fixed by the Board of Directors, at three o'clock in the afternoon, local time, on the first Tuesday in June in each year, if not a legal holiday at the place where such meeting is to be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday at the same hour. (b) In respect of the annual meeting for any particular year, the Board of Directors may, by resolution, fix a different day, time or place (either within or without the State of Delaware) for the annual meeting. (c) If the election of directors shall not be held on the day designated herein or the day fixed by the Board, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as may conveniently


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be scheduled. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

      SECTION 2.3 SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes may be called at any time by the President or by order of the Board of Directors and must be called by the Secretary upon the request in writing of a stockholder or stockholders holding of record at least thirty-five percent 35% of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

      SECTION 2.4 NOTICE OF MEETINGS. (a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the day on which the meeting is to be held by delivering written notice thereof to its offices personally or by mailing such notice, postage prepaid, addressed to him or her at his or her post office address last shown in the records of the Corporation or by transmitting notice thereof to him or her at such address by telephone, facsimile, electronic mail or any other available method, provided that notice of a meeting called at the request of a shareholder pursuant to Section 2.3 shall be given not less than twenty (20) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof. (b) Except as otherwise required by statute, notice of any meeting of stockholders shall not be required to be given to any stockholders who shall attend such meeting in person or by proxy or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telephone, facsimile, electronic mail or any other available method either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by law.

      SECTION 2.5 QUORUM. (a) At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.
(b) In the absence of a quorum, a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented.

      SECTION 2.6 ORGANIZATION. At each meeting of the stockholders the President or, in his or her absence, any Executive, Senior or Vice President or, in the absence of each of them, a chairman chosen by a majority vote of the stockholders entitled to vote thereat, present in person or by proxy, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.


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      SECTION 2.7 VOTING. (a) Except as otherwise provided by law or by the
Certificate of Incorporation or these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one (1) vote, in person or by proxy, for each share of capital stock of the Corporation registered in its name on the books of the Corporation:

      (i) on the date fixed pursuant to Section 8.3 of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting; or

      (ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

      (b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two (2) or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries shall designate in writing one (1) or more of their number to represent such stock and vote the shares. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. (c) At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these Bylaws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy at such meeting, a quorum being present.

      SECTION 2.8 INSPECTORS. The chairman of the meeting may at any time appoint two (2) or more inspectors to serve at any meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested, Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

      SECTION 2.9 LIST OF STOCKHOLDERS. (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of the stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting at the principal office of the Corporation. (b) Such list shall be produced and kept at the


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time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. (c) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.9 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

      SECTION 3.1 GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      SECTION 3.2 NUMBER, QUALIFICATIONS AND TERM OF OFFICE. (a) Representatives of AIG Highstar Capital L.P. shall constitute a majority of the Board of Directors at all times until such time as no AIG Highstar Payment Commitment (as such term is defined in the Irrevocable Funding, Warrant Purchase and Reimbursement Agreement dated as of September __, 2002, among AIG Highstar Capital, L.P. ("AIG Highstar"), the Company, and TransCore Holdings. Inc. (the "Irrevocable Funding Agreement")) remains outstanding. (b) The number of directors of the Corporation which shall constitute the whole Board of Directors shall be three (3). Each director shall hold office until the annual meeting of the stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

      SECTION 3.3 ELECTION OF DIRECTORS. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons, not exceeding the authorized number of directors, receiving the greatest number of votes of the stockholders entitled to vote thereon, present in person or by proxy, shall be the directors provided that at all times until such time as no AIG Highstar Payment Commitment remains outstanding representatives of AIG Highstar will constitute a majority of the Board of Directors.

      SECTION 3.4 QUORUM AND MANNER OF ACTION. (a) Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. (b) In the event the Secretary is informed that one (1) or more directors will be out of the continental limits of the United States at the date of any regular or special meeting of the Board, or if one (1) or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one (1) for each such director so absent or disqualified: provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors. (c) In the absence of a quorum at any meeting of the Board such meeting need not be held, or a


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majority of the directors present thereat or, if no director be present. the
Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

      SECTION 3.5 OFFICES, PLACE OF MEETING AND RECORDS. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these Bylaws.

      SECTION 3.6 ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

      SECTION 3.7 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

      SECTION 3.8 SPECIAL MEETINGS: NOTICE. Special meetings of the Board of Directors shall be held whenever called by the President or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him or her at his or her residence or at such place of business by facsimile, electronic mail or other available means, or shall be delivered personally or by telephone, not later than two days before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by telephone, facsimile, electronic mail or otherwise, whether before or after such meeting shall be held, or if he or she shall be present at such meeting.

      SECTION 3.9 ORGANIZATION. At each meeting of the Board of Directors, the President or, in his absence, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his or her absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.


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      SECTION 3.10 ORDER OF BUSINESS. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

      SECTION 3.11 REMOVAL OF DIRECTORS. Subject to the provisions provided in
Section 12 of the Certificate of Incorporation and in Section 3.2 of these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; provided that no such removal shall occur if any AIG Highstar Payment Commitment remains outstanding and such removal will result in representatives of AIG Highstar constituting less than a majority of the Board; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting in the manner hereinafter provided or, if the stockholders at such meeting shall fail to fill such vacancy, by the remaining directors as in these Bylaws provided.

      SECTION 3.12 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, to the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.13 VACANCIES. Subject to the provisions in the Certificate of Incorporation and these Bylaws, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by majority action of the remaining directors then in office, though less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, provided that so long as at any time an AIG Highstar Payment Commitment remains outstanding, representatives of AIG Highstar continue to constitute a majority of the Board. Each director so elected shall hold office until the next annual election of directors and until his or her successor shall be duly elected and qualified, or until his or her death or until he or she shall resign or shall have been removed in the manner herein provided.

      SECTION 3.14 COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor; provided, however, that no officer or employee of the Corporation or beneficial owner of in excess of 5% of the outstanding capital stock of the Corporation shall be awarded any compensation for serving in his or her capacity as a director of the Corporation.


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                                   ARTICLE 4

                                   COMMITTEES

      SECTION 4.1 STANDING COMMITTEES. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one (1) or more committees which shall be standing in nature, each Standing Committee to consist of one (1) or more directors and any number of officers of the Corporation. Any such Standing Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation for whatever purpose they see fit.

      A majority of all of the members of any such Standing Committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any Standing Committee at any time, to fill vacancies and to discharge any such Standing Committee, either with or without cause, at any time. The Board of Directors may delegate such power to the members of any Standing Committee or one (1) or more principal officers.

      SECTION 4.2 ALTERNATES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence of any such designation of alternates the member or members of any committee present at any meeting and not disqualified from acting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member.

      SECTION 4.3 ADDITIONAL COMMITTEES. The Board of Directors, any Standing Committee, or any principal officer or director may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for such business purposes as they deem necessary and for advising with the Board and the principal officers of the Corporation in all such matters as the Board and the principal officers shall deem advisable.

      A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors or any Standing Committee shall otherwise provide. The Board of Directors, any Standing Committee, or any principal officer or director shall have power to change the members of any additional committee at any time, to fill vacancies and to discharge any such committee, with or without cause, at any time.


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                                   ARTICLE 5

                         ACTION BY CONSENT OR TELEPHONE

      SECTION 5.1 CONSENT BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of the proceedings of the Board.

      SECTION 5.2 CONSENT BY STOCKHOLDERS. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting upon the written consent of the holders of shares of stock entitled to vote who hold the number of shares which in the aggregate are at least equal to the percentage of the total vote required by statute or the Certificate of Incorporation or these Bylaws for the proposed corporate action.

      SECTION 5.3 TELEPHONE MEETINGS. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                    ARTICLE 6

                                    OFFICERS

      SECTION 6.1 NUMBER. The principal officers of the Corporation shall be a President, one (1) or more Executive, Senior or Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.3. Any two (2) or more offices, except those of President and Secretary, may be held by the same person.

      SECTION 6.2 ELECTION, QUALIFICATIONS AND TERM OF OFFICE. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.3, shall be elected annually by the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided. Any officer may serve and remain as director.

      SECTION 6.3 OTHER OFFICERS. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Chairman of the Board, one (1) or more Assistant Vice Presidents, Assistant Controllers, Assistant Treasurers and Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors or the President may from time to time determine. The Board of Directors may


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delegate to any principal officer the power to appoint or remove any subordinate officers, agents or employees.

      SECTION 6.4 REMOVAL. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee or officer upon whom the power of removal may be conferred by the Board of Directors.

      SECTION 6.5 RESIGNATION. Any officer may resign at any time by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6.6 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

      SECTION 6.7 [Intentionally left blank.]

      SECTION 6.8 PRESIDENT. The President shall be the chief operating officer of the Corporation and shall have general direction of the operations of the Corporation, subject to the control of the Board of Directors. The President shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such additional powers and shall perform such further duties as may from time to time be assigned to him or her by the Board of Directors.

      SECTION 6.9 EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as shall be assigned to him or her by the President.

      SECTION 6.10 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; he or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require him or her so to do, a statement of all his or her transactions as Treasurer or the financial condition of the Corporation; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors and any committee of the Board designated by it so to act.

      SECTION 6.11 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record or cause to be recorded in books provided


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for the purpose the minutes of the meetings of the stockholders, the Board of
Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.9, which shall include the post office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors.

      The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                                    ARTICLE 7

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      SECTION 7.1 EXECUTION OF CONTRACTS. Unless the Board of Directors shall otherwise determine, the President, any Executive Vice President, Senior Vice President, Vice President or the Treasurer and the Secretary or any Assistant Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers, employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 7.2 LOANS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or any committee designated by the Board so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may certify or execute, in the name of the Board of Directors and pursuant to its prior authorizing resolution, such other resolutions as may be required by any lender, may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and,


                                     Page 10
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when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

      SECTION 7.3 CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or any committee designated by the Board so to act.

      SECTION 7.4 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or any committee designated by the Board so to act and for the purpose of such deposit and for the purposes of collection for the account of the Corporation, all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or any committee designated by the Board so to act.

      SECTION 7.5 PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors or any committee so designated to act by the Board, the President or any Executive, Senior or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.


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                                    ARTICLE 8

                                BOOKS AND RECORDS

      SECTION 8.1 PLACE. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

      SECTION 8.2 ADDRESSES OF STOCKHOLDERS. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may he served upon or mailed to him or her, and if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail, postage prepaid, to him or her at his or her post office address last known to the Secretary of the Corporation or to the transfer agent of the Corporation or by transmitting a notice thereof to him or her at such address by telephone, facsimile, electronic mail or other available method.

      SECTION 8.3 RECORD DATES. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                    ARTICLE 9

                            SHARES AND THEIR TRANSFER

      SECTION 9.1 CERTIFICATES OF STOCK. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the President or a Vice President and the Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

      SECTION 9.2 RECORD. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person or entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

      SECTION 9.3 TRANSFER OF STOCK. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

      SECTION 9.4 TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one
(1) or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one (1) or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

      SECTION 9.5 LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

                                   ARTICLE 10

                                 CORPORATE SEAL

      The Board of Directors may provide a corporate seal in such form as the Board of Directors shall determine.

                                   ARTICLE 11

                                   FISCAL YEAR

      The fiscal year of the Corporation shall begin at the opening of business on the first day of January and end at the close of business on the thirty-first day of January in each year.

                                   ARTICLE 12

                                 INDEMNIFICATION

      SECTION 12.1 RIGHT OF INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or agent or in any other capacity while serving as such director, officer, employee or agent shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this
Article XII shall be a contract right and shall include the right of a director or officer to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this Article XII or otherwise.

      SECTION 12.2 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section
12.1 of this Article XII is not paid in full by the corporation within sixty
(60) days after a written claim, together with reasonable evidence as to the amount such expenses, has been received by the corporation, except in the case of a claim for advancement of expenses (including attorneys' fees), in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense, including attorneys' fees, of prosecuting such claim. It shall be a defense to any such action, other than an action brought to enforce a claim for expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation, that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors or a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XII or otherwise shall be on the corporation.

      SECTION 12.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholder or disinterested directors or otherwise, it being understood that such right to indemnification and advancement may be enhanced but in no event shall be diminished in any way.

      SECTION 12.4 INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE 13

                                WAIVER OF NOTICE

      Whenever any notice whatever is required to be given by statute, these Bylaws or the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE 14

                                   AMENDMENTS

      Subject to the provisions of the Certificate of Incorporation and Section 3.2(a) of these Bylaws, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted, in whole or in part, by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting. Any By-Law made, altered, amended or repealed by the Board of Directors shall be subject to alteration, amendment or repeal by vote of stockholders as provided above.


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